Exhibit 5.1

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

                                                                                                      , 2005

Targacept, Inc.

200 East First Street, Suite 300

Winston-Salem, NC 27101

Ladies and Gentlemen:

We have acted as counsel to Targacept, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1, Registration No. 333-115538 (the “Registration Statement”), as amended, pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), up to 7,187,500 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”). As used herein, the term “Shares” shall include any additional shares of Common Stock which may be registered pursuant to any subsequent registration statement that the Company may file with the Commission pursuant to Rule 462(b) under the Securities Act (“Rule 462(b)”) in connection with the offering contemplated by the Registration Statement. The Shares are to be sold to a group of underwriters (the “Underwriters”) who will be parties to an Underwriting Agreement with the Company, the form of which Agreement has been filed as an exhibit to the Registration Statement. The 7,187,500 shares of Common Stock covered by the Registration Statement are being sold by the Company and include 937,500 shares subject to an over-allotment option granted to the Underwriters by the Company. All of the shares being registered pursuant to the Registration Statement are being registered for sale to the Underwriters. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation, as amended, and the Restated By-laws, as amended; the minutes of all pertinent meetings of stockholders and directors of the Company relating to the Registration Statement and the transactions contemplated thereby; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto filed with the Commission.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that the Shares, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock.

Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

Targacept, Inc.

                                , 2004

interpreting such laws) and the Federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to the use of this Firm’s name therein under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

MINTZ, LEVIN, COHN, FERRIS,

GLOVSKY AND POPEO, P.C.